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                         April 11, 1994


Board of Directors
Boatmen's Bancshares, Inc.
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri  63101

     RE:  Registration on Form S-3 of $500,000,000 of Debt
          Securities, Preferred Stock, Depositary Shares,
          Common Stock and Warrants ("Registration Statement")

Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Act") by Boatmen's Bancshares, Inc., a Missouri corporation (the "Corporation") of an aggregate amount not to exceed $500,000,000 of (i) unsecured debt securities of the Corporation ("Debt Securities"), (ii) shares of preferred stock, no par value ("Preferred Stock"), (iii) depositary shares representing fractional interests in Preferred Stock ("Depositary Shares"), (iv) shares of common stock, par value $1.00 per share ("Common Stock"), and (v) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock ("Warrants") (the Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are collectively referred to herein as the "Securities"), for offering on a continued or delayed basis pursuant to the provisions of Rule 415 of the Act, you have requested that we furnish you with our opinion as to the legality of the issuance of the Securities.

     The Securities are to be issued and sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Base Prospectus") and the supplements thereto (the
"Prospectus Supplements").

     As counsel to the Corporation, we have participated in the preparation of the Registration Statement and the Base Prospectus. We have examined and are familiar with the Corporation's Restated Articles of Incorporation and Amended Bylaws, each as amended, records of the corporate proceedings heretofore taken, the Registration Statement, the Base Prospectus, the Indenture dated as of October 2, 1989 between the Corporation and Chemical Bank (f/k/a Manufacturers Hanover Trust Company), as Trustee, and the supplements thereto, including the proposed supplement in the form of Exhibit 4(b) to the Registration Statement (such Indenture together with all such supplements being referred to as the "Subordinated Indenture"), the


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Boatmen's Bancshares, Inc.
April 11, 1994
Page 2

Indenture in the form of Exhibit
4(a) to the Registration Statement to be executed by the Corporation and Chemical Bank, as Trustee (the "Senior Indenture"), and such other documents and records as we have deemed necessary for purposes of this opinion.

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendment thereto, will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered (hereafter an "Underwriting Agreement") will have been duly authorized and validly executed and delivered by the Corporation and the other parties thereto; and (v) any Securities issuable upon conversion, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     Based upon and subject to the foregoing, we are the opinion that:

     1. With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly authorized and validly executed and delivered by the Corporation and the Trustee; (ii) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Board of Directors of the Corporation or, to the extent permitted by
Section 351.330 of The General and Business Corporation Law of Missouri, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and the applicable Underwriting Agreement upon payment of the consideration provided for therein, such Debt Securities will be legally issued and binding obligations of the Corporation, except as the same may be limited by insolvency, bankruptcy, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors rights or by general equity principles.

     2. With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (ii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and the applicable Underwriting Agreement upon payment of the consideration provided for therein, such Debt Securities will be legally issued and binding obligations of the Corporation, except as the same may be limited by insolvency,


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Boatmen's Bancshares, Inc.
April 11, 1994
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bankruptcy, reorganization, moratorium or
other laws relating to or affecting the enforcement of creditors rights or by general equity principles.

     3. With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Preferred Stock, the terms of the offering thereof and related matters, including adoption of a Certificate of Designation relating to such Preferred Stock and the filing thereof with the Secretary of State of the State of Missouri; and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (y) in accordance with the provisions of the applicable Underwriting Agreement upon payment of the consideration provided for therein, or (z) upon conversion or exercise of any other Securities, in accordance with the terms of such other Securities or the instrument governing such other Securities and providing for such conversion or exercise, the shares of Preferred Stock will be legally issued, fully paid and non-assessable.

     4. With respect to Depositary Shares, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including adoption of a Certificate of Designation relating to the Preferred Stock underlying such Depositary Shares and the filing thereof with the Secretary of State of the State of Missouri; (ii) the Depositary Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Corporation and the Depositary appointed by the Corporation; (iii) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a qualifying bank or trust company under the applicable Depositary Agreements; and
(iv) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable Depositary Agreement and either (y) the provisions of the applicable Underwriting Agreement upon payment of the consideration provided for therein, or (z) the terms of any other Securities, or the instrument governing any such other Securities and providing for conversion or exercise of such other Securities for Depositary Shares, the Depositary Shares will be legally issued, fully paid and non-assessable.

     5. With respect to shares of Common Stock, when (i) the Board has taken all necessary corporate action to approve the issuance of such Common Stock, the terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (y) in accordance with the provisions of the applicable Underwriting Agreement upon payment of the consideration provided for therein (which shall not be less than the par value of the Common Stock), or (z) upon conversion or exercise of any other Securities, in accordance with the terms of such other Securities or the instrument governing such other Securities and providing for such conversion


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Boatmen's Bancshares, Inc.
April 11, 1994
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or exercise (for a consideration not less than the
par value of the Common Stock), the shares of Common Stock will be legally issued, fully paid and non-assessable.

     6. With respect to Warrants, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters;
(ii) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Corporation and the Warrant Agent appointed by the Corporation; and
(iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable Warrant Agreement and the provisions of the applicable Underwriting Agreement or Agreements upon payment of the consideration provided for therein, the Warrants will be legally issued.

     We consent to the use of this opinion as an exhibit to the Registration Statement.


                                   Sincerely,

                                   LEWIS, RICE & FINGERSH

                                   /s/ Lewis, Rice & Fingersh



LLD
JMD